UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2025
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President

On March 10, 2025, Five9, Inc. (the “Company”) promoted Andy Dignan, the Company’s current Chief Operating Officer, to serve as the Company’s President, effective immediately.

Mr. Dignan, 47, has served as the Company’s Chief Operating Officer since November 2023. Prior to that, Mr. Dignan served as the Company’s Chief Customer Officer from December 2022, and prior to that served in various executive positions within the Company since his initial hire as Senior Vice President, Professional Services in September 2018. Prior to Five9, Mr. Dignan served as the Global Head of Collaboration & Contact Center GTM at Cisco Systems, Inc., a networking, cloud, and cybersecurity solutions company from November 2014 to September 2018. Prior to Cisco, Mr. Dignan led the Collaboration & Contact Center at CDW, an IT solutions and services company from 2007 to 2014. Mr. Dignan earned his B.S. degree in Marketing from Trinity International University.

Effective upon Mr. Dignan’s appointment as the Company’s President, Mr. Dignan began receiving an annual base salary of $465,000 and became eligible to earn an annual bonus with a target amount of $395,250 under the Company’s 2025 Executive Bonus Program (or successor programs), subject to the achievement of corporate performance targets that the Compensation Committee approved in February 2025. In addition, Mr. Dignan will remain eligible to receive benefits under the Company’s 2019 Key Employee Severance Benefit Plan as a Tier 3 Participant (as previously disclosed). The Company will also grant Mr. Dignan (i) a restricted stock unit (“RSU”) award under the Company’s 2014 Equity Incentive Plan with the underlying shares having a dollar value of $1,333,333 million, which will vest as to 1/16th of the total number of shares subject to the RSU every three months after March 3, 2025, in each case, subject to his continued service with the Company on each vesting date and (ii) a performance-based restricted stock unit (“PRSU”) award with the underlying shares having a target dollar value of $666,667. The amount of PRSUs that may be earned pursuant to the PRSU award ranges from 0% to 200% of the target number of PRSUs based on the Company’s relative total shareholder return (“RTSR”) performance as compared to the companies in the S&P Software and Services Select Index during three overlapping performance periods: (i) a one-year performance period (2025), (ii) a two-year performance period (2025-2026), and (iii) a three-year performance period (2025-2027). One-third of the total PRSUs may be earned and settled in shares following the end of each performance period based on RTSR performance and subject to continued employment through the payment date. The RSU award and the PRSU award will be granted and calculated in accordance with the Company’s equity award grant policy and will otherwise be on the Company’s standard terms contained in the previously filed forms of award agreements.

The Company and Mr. Dignan previously entered into an indemnification agreement in the form previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015, which indemnification agreement will continue to be in effect following Mr. Dignan’s appointment as the Company’s President.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Dignan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: March 10, 2025	By:	/s/ Michael Burkland
Michael Burkland
Chief Executive Officer